                                  EXHIBIT 11
                                                                     Page 1 of 3

LOJACK CORPORATION AND SUBSIDIARIES

PRIMARY EARNINGS PER SHARE
COMPUTATION FOR STATEMENT OF OPERATIONS
YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                               1996                1995                1994
Reconciliation of net income before
 extraordinary loss applicable to common stockholders
 per statement of operations to amount used in
 primary earnings per share computation:
  Income before extraordinary loss and
   preferred dividend                                      $11,978,036         $ 3,837,738         $ 1,393,033
  Interest on debt and investments, net of tax
   effect on application of assumed proceeds
   from exercise of options and warrants in
   excess of 20% limitation (a)                                                                        278,777
                                                           -----------         -----------         -----------
  Income before extraordinary loss and
   preferred dividend, as adjusted                          11,978,036           3,837,738           1,671,810
  Preferred dividend                                                              (425,563)         (1,216,500)
                                                           -----------         -----------         -----------
  Income before extraordinary loss
   applicable to common stockholders, as
   adjusted                                                 11,978,036           3,412,175             455,310
  Extraordinary loss                                                                                  (163,062)
                                                           -----------         -----------         -----------
  Net income applicable to common
   stockholders, as adjusted                               $11,978,036          $3,412,175         $   292,248
                                                           ===========         ===========         ===========

Reconciliation of weighted average
 number of common shares outstanding
 to amount used in primary earnings
 per share computation:
  Weighted average number of shares
   outstanding                                              21,544,346          19,660,496          13,652,255
  Shares issuable from assumed exercise of
   options and warrants using treasury stock
   method                                                    1,669,268             993,375           3,723,691
  Dilutive effect of exercised options and
   warrants outstanding during the year                         71,070              12,186             154,150
                                                           -----------         -----------         -----------
Weighted average number of common shares
 outstanding, as adjusted                                   23,284,684          20,666,057          17,530,096
                                                           ===========         ===========         ===========

Primary earnings per share:
 Income before extraordinary loss                          $      0.51         $      0.16         $      0.02
 Extraordinary loss                                                                                      (0.01)
                                                           -----------         -----------         -----------
 Net income                                                $      0.51 (b)     $      0.16 (b)     $      0.01 (b)
                                                           ===========         ===========         ===========

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                                                                     Page 2 of 3

LOJACK CORPORATION AND SUBSIDIARIES


COMPUTATION FOR STATEMENT OF OPERATIONS
FULLY DILUTED EARNINGS PER SHARE
YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                               1996                1995                1994
Reconciliation of net income before
 extraordinary loss applicable to common
 stockholders, as adjusted per primary
 computation above, to amount used for fully
 diluted computation in statement of operations:
  Income before extraordinary loss
   applicable to common stockholders, as
   adjusted per primary computation                        $11,978,036         $ 3,412,175         $   455,310

  Interest on debt and investments, net of tax
   effect on application of assumed
   proceeds from exercise of options and
   warrants in excess of 20% limitation (a)                                                            (30,341)
                                                           -----------         -----------         -----------
  Income before extraordinary loss
   applicable to common stockholders, as
   adjusted                                                 11,978,036           3,412,175             424,969
  Extraordinary loss                                                                                  (163,062)
                                                           -----------         -----------         -----------
  Net income applicable to common
   stockholders, as adjusted                               $11,978,036         $ 3,412,175         $   261,907
                                                           ===========         ===========         ===========

Reconciliation of weighted average number of
 common shares outstanding, as adjusted per
 primary computation above, to amount used for
 fully diluted computation in statement of
 operations:
  Weighted average number of shares
   outstanding, as adjusted per primary
   calculation                                              23,284,684          20,666,057          17,530,096
  Additional dilutive effect from the assumed
   exercise of options and warrants using the
   treasury stock method                                        59,503             407,670              69,315
  Additional dilutive effect of exercised options
   and warrants outstanding during the year                      1,834              36,910              15,456
                                                           -----------         -----------         -----------
Weighted average number of common shares
 outstanding, as adjusted                                   23,346,021          21,110,637          17,614,867
                                                           ===========         ===========         ===========
Fully diluted earnings per share:
 Income before extraordinary loss                          $      0.51         $      0.16         $      0.02
 Extraordinary loss                                                                                      (0.01)
                                                           -----------         -----------         -----------
 Net income                                                $      0.51 (b)     $      0.16 (b)     $      0.01 (b)
                                                           ===========         ===========         ===========

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                                                                     Page 3 of 3

LOJACK CORPORATION AND SUBSIDIARIES


ADDITIONAL FULLY DILUTED COMPUTATION (c)
YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                               1996                1995                1994
Additional adjustment to net income,
 as adjusted, per fully diluted computation above:
  Income before extraordinary loss
   applicable to common stockholders, as
   adjusted, per fully diluted computation above           $11,978,036         $ 3,412,175         $   424,969

  Interest on 10% convertible subordinated
   debentures, net of tax effect (a)                             3,867                                   9,300
  Dividend on 10% convertible preferred stock                                      425,563           1,216,500
                                                           -----------         -----------         -----------

  Income before extraordinary loss
   applicable to common stockholders, as
   adjusted                                                 11,981,903           3,837,738           1,650,769
  Extraordinary loss                                                                                  (163,062)
                                                           -----------         -----------         -----------
  Income applicable to common stockholders,
   as adjusted                                             $11,981,903         $ 3,837,738         $ 1,487,707
                                                           ===========         ===========         ===========
Additional adjustments to weighted average
 number of shares outstanding, as adjusted:
  Weighted average number of common shares
   outstanding, as adjusted, per fully diluted
   computation above                                        23,346,021          21,110,637          17,614,867
  Effect of assumed conversion of 10%
   convertible subordinated debentures                           9,569              23,506              23,506
  Effect of assumed conversion of 10%
   convertible preferred stock                                                     999,584           2,858,775
                                                           -----------         -----------         -----------
Weighted average number of common shares
 outstanding, as adjusted                                   23,355,590          22,133,727          20,497,148
                                                           ===========         ===========         ===========
Fully diluted earnings per share:
 Income before extraordinary loss                          $      0.51         $      0.17         $      0.08
 Extraordinary loss                                                                                      (0.01)
                                                           -----------         -----------         -----------
 Net income                                                $      0.51 (b)     $      0.17         $      0.07 (c)
                                                           ===========         ===========         ===========

(a) Adjustments to income have been shown net of tax effects which were calculated at the Company's effective tax rate which was (19.2%) for fiscal 1996, 7.1% for fiscal 1995 and 5.4% for fiscal 1994. The difference between the Company's effective tax rate and the United States statutory rate is due primarily to the utilization of loss carryforwards and the change in the valuation allowance.

(b) These figures agree with the related amounts in the statements of operations.

(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.